EXHIBIT 99

                                                       April 30, 1998

David Hughes
Partner
Ernst & Young LLP
1300 Chiquita Center
250 East Fifth Street
Cincinnati, OH 45202

Dear Mr. Hughes:

     During the course of its audit of the financial statements of Strategia Corporation for the fiscal year ended December 31, 1997, Ernst & Young
LLP advised the Corporation that it had identified a material weakness in the policies, systems, procedures and internal controls of the Corporation. The Corporation has taken measures to address that weakness. By this letter, the Corporation authorizes and requests Ernst & Young to cooperate fully with, and to respond fully to any inquiries made by, the Corporation's successor auditor (and firms that, at the Corporation's request, are contemplating becoming the Corporation's successor auditor). This authorization and request is intended to cover all information related to Ernst & Young's previous engagements by the Corporation including, without limitation, information pertaining to the identified weakness and, to the extent of Ernst & Young's knowledge, the adequacy of the Corporation's corrective measures.

Sincerely,

					/s/ Richard W. Smith

Richard W. Smith
President